UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 8, 2021

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On November 8, 2021, Lemonade, Inc., a Delaware corporation (“Lemonade”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Lemonade, Citrus Acquisition Sub A, Inc., a Delaware corporation and a wholly owned subsidiary of Lemonade (“Acquisition Sub I”), Citrus Acquisition Sub B, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Lemonade (“Acquisition Sub II,” and together with Acquisition Sub I, the “Acquisition Subs”) and Metromile, Inc., a Delaware corporation (the “Metromile”). Each of the board of directors of Lemonade and the board of directors of Metromile (the “Metromile Board”) have unanimously approved the Merger Agreement.

Pursuant to and on the terms and conditions set forth in the Merger Agreement, (i) Acquisition Sub I will merge with and into Metromile (the “First Merger”, and the effective time of the First Merger, the “First Effective Time”), with Metromile continuing as the surviving entity (the “Initial Surviving Corporation”) in the First Merger and (ii) the Initial Surviving Corporation will merge with and into Acquisition Sub II (the “Second Merger”, and together with the First Merger, the “Mergers”), with Acquisition Sub II continuing as the surviving entity in the Second Merger and as a wholly owned subsidiary of Lemonade.

At the First Effective Time, each share of common stock of Metromile, par value $0.0001 per share (the “Metromile Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.05263 (the “Exchange Ratio”) fully paid and non-assessable shares of common stock of Lemonade, par value $0.00001 per share (“Lemonade Common Stock”) (such consideration collectively, the “Merger Consideration”).

At the First Effective Time, (i) each Metromile option (“Metromile Option”) held by an individual who, as of the date of the Merger Agreement, is not employed by or providing services to Metromile or its Subsidiaries (as defined in the Merger Agreement) and that is outstanding and unexercised, whether vested or unvested, immediately prior to the First Effective Time (each, a “Non-Employee Metromile Option”) shall cease to represent a right to acquire shares of Metromile Common Stock and shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to (A) (1) the Lemonade stock price multiplied by the Exchange Ratio (the “Per Company Share Price”), less (2) the exercise price per share attributable to such Non-Employee Metromile Option multiplied by (B) the total number of shares of Company Common Stock issuable upon exercise in full of such Non-Employee Metromile Option; (ii) each Metromile Option (other than any Non-Employee Metromile Options) that is outstanding and unexercised, whether vested or unvested, immediately prior the First Effective Time (each, an “Assumed Metromile Option”) will be assumed by Lemonade and converted automatically into an option to purchase shares of Lemonade Common Stock on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to such Assumed Metromile Option immediately prior to the Effective Time (with the number of options and exercise price being adjusted based on the Exchange Ratio); (iii) each (x) award of Metromile restricted stock units (“Metromile RSU”) held by any non-employee director of Metromile and (y) award of Metromile RSUs that is outstanding and vests based on the achievement of one or more performance criteria (each, a “Cancelled Metromile RSU Award”) shall cease to represent a right to acquire shares of Metromile Common Stock and shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to, (A) the Per Company Share Price, multiplied by (B) the total number of shares of Company Common Stock subject to such Cancelled Metromile RSU; (iv) each award of Metromile RSUs (other than any Cancelled RSU Award) (each, an “Assumed Metromile RSU Award”) will be assumed by Lemonade and converted automatically into a restricted stock unit award with respect to shares of Lemonade Common Stock and will otherwise remain subject to the same vesting, settlement and other terms and conditions that applied to the underlying Assumed Metromile RSU Award immediately prior to the Effective Time based on the Exchange Ratio; and (v) each Metromile warrant exercisable for Metromile Common Stock (“Metromile Warrant”) shall cease to represent a Metromile Warrant and shall be assumed by Lemonade and converted automatically into a warrant denominated in shares of Lemonade Common Stock from Lemonade on the same terms and conditions (including vesting terms) as applied to such Metromile Warrant immediately prior to the First Effective Time (with the number of warrants and exercise price being adjusted based on the Exchange Ratio).

The completion of the Mergers is subject to the satisfaction or waiver of customary closing conditions, including: (i) a registration statement on Form S-4 to be filed in connection with the Mergers shall have become effective; (ii) the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Metromile Common Stock; (iii) the expiration or termination of review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the receipt of certain other material regulatory consents and approvals; (v) the authorization for listing of shares of Lemonade Common Stock to be issued in the Mergers on the New York Stock Exchange; (vi) the absence of any court order or regulatory injunction prohibiting completion of the Mergers; (vii) subject to specified materiality standards, the accuracy of the representations and warranties of each party; (viii) compliance by each party in all material respects with its covenants; (ix) the absence of any effects that have constituted or resulted in, or would reasonably be expected to constitute or result in, a material adverse effect with respect to either party; and (x) the receipt by each party of certain closing tax opinions.

Metromile has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative acquisition proposals. Additionally, the Metromile Board is required to recommend the adoption of the Merger Agreement to its stockholders, subject to certain exceptions. Prior to the approval of the transaction-related proposals by the Metromile stockholders, the Metromile Board may change its recommendation in response to an unsolicited proposal for an alternative transaction, if the Metromile Board determines in good faith after consultation with its outside legal counsel and financial advisor that the proposal constitutes a “Company Superior Proposal” (as defined in the Merger Agreement), and that failure to take such action would reasonably be expected to be inconsistent with their fiduciary duties to Metromile and its stockholders under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. Prior to the approval of the transaction-related proposals by the Metromile stockholders, the Metromile Board may also change its recommendation if a “Company Intervening Event” (as defined in the Merger Agreement) occurs, and the Metromile Board determines in good faith after consultation with its outside legal counsel and financial advisor that failing to change its recommendation would reasonably expected to be inconsistent with its fiduciary duties, subject to complying with certain procedures set forth in the Merger Agreement.

Lemonade and Metromile have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of each of Lemonade’s and Metromile’s business between the date of the signing of the Merger Agreement and the closing date of the Mergers and (ii) the efforts of the parties to cause the Mergers to be completed, including actions which may be necessary to obtain the required regulatory consents and approvals for the transaction.

The Merger Agreement contains certain customary termination rights for Lemonade and Metromile, including, among others, (i) the right to terminate with mutual written consent, (ii) the right of either party to terminate if the Mergers are not completed by August 8, 2022 (subject to certain extensions in the event that certain regulatory closing conditions remain outstanding), (iii) the right of either party to terminate if a relevant legal restraint makes consummation of the Mergers illegal, (iv) the right of Lemonade to terminate if the Metromile Board withholds, changes or fails to reaffirm its recommendation to approve the Mergers, (v) the right of Lemonade to terminate if Metromile materially breaches its no-solicitation or the stockholder meeting covenants, (vi) the right of either party to terminate if Metromile’s stockholders fail to adopt the Merger Agreement, and (vii) the right of either party to terminate due to a material breach by the other party of any of its representations, warranties or covenants (which is not cured within 30 days after written notice of such breach) which would result in the closing conditions not being satisfied.

The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Metromile may be required to pay Lemonade a termination fee equal to $12,500,000.00.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about Lemonade, Metromile or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Lemonade, Metromile or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Lemonade’s or Metromile’s public disclosures.

Voting and Support Agreement

Contemporaneously with the execution of the Merger Agreement, Lemonade and certain stockholders of Metromile (the “Stockholders”), entered into a voting and support agreement (the “Voting and Support Agreement”). Pursuant to the Support Agreement, the Stockholders agreed to, among other things, vote all of their shares in Metromile that they own as of the record date for the Metromile stockholder meeting (i) in favor of the adoption of the Merger Agreement, (ii) against any acquisition proposal, and (iii) against any proposal, action or agreement that would reasonably be expected to impede, interfere with, delay or postpone, prevent or otherwise impair the Mergers or the other transactions contemplated by the Merger Agreement.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting and Support Agreement.

Item 2.02. Results of Operations and Financial Condition.
On November 8, 2021, the Company announced its financial results for the quarter ended September 30, 2021 by issuing a letter to shareholders. The full text of the letter to shareholders is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

On November 8, 2021, the Company and Metromile issued a joint press release announcing the entrance into the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company also posted to its website at www.investor.lemonade.com an Investor Presentation related to the Merger. A copy of the Investor Presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1 attached hereto) and Item 7.01 of this Form 8-K (including Exhibits 99.2 and 99.3 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated ﬁnancial performance, including the anticipated closing of and synergies related to the Metromile acquisition, our industry, business strategy, plans, goals and expectations concerning our market position, future operations and other ﬁnancial and operating information.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: uncertainties as to the timing of the consummation of the proposed transaction and the ability of the parties to consummate the proposed transaction; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the approval of Metromile’s stockholders; the ability to obtain required regulatory approvals at all or in a timely manner; any litigation related to the proposed transaction; disruption of Metromile’s or Lemonade’s current plans and operations as a result of the proposed transaction; the ability of Metromile or Lemonade to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Lemonade to successfully integrate Metromile’s operations, product lines and technology; the ability of Lemonade to implement its plans, forecasts and other expectations with respect to Metromile’s business after the completion of the transaction and realize additional opportunities for growth and innovation; the ability of Lemonade to realize the anticipated synergies from the proposed transaction in the anticipated amounts or within the anticipated timeframes or costs expectations or at all; the ability to maintain relationships with Lemonade’s and Metromile’s respective employees, customers, other business partners and governmental authorities; and the other risks, uncertainties and important factors contained and identiﬁed; and our inability to predict the lasting impacts of COVID-19 to our business in particular, and the global economy generally. These and other important factors are discussed under the caption “Risk Factors” in our Form 10-K ﬁled with the SEC on March 8, 2021 and in our other ﬁlings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction between Lemonade and Metromile, Lemonade and Metromile will file relevant materials with the SEC, including a Lemonade registration statement on Form S-4 that will include a proxy statement of Metromile and will also constitute a prospectus of Lemonade, and a definitive proxy statement will be mailed to stockholders of Metromile. INVESTORS AND SECURITY HOLDERS OF LEMONADE AND METROMILE ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT THAT WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROSPECTUS/PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE PROPOSED TRANSACTION AND THE RISKS ASSOCIATED WITH THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain, without charge, a copy of the registration statement, the prospectus/proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Lemonade will be available free of charge on Lemonade’s internet website at https://investor.lemonade.com/ under the tab “Financials” or by contacting Lemonade’s Investor Relations Department at ir@lemonade.com. Copies of the documents filed with the SEC by Metromile will be available free of charge on Metromile’s internet website at https://ir.metromile.com/ under the tab “Financial Information” and under the subheading “SEC Filings” or by contacting Metromile’s Investor Relations Department through https://ir.metromile.com/investor-resources/contact-investor-relations.

Participants in the Solicitation

Lemonade, Metromile and certain of their directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Metromile in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the prospectus/proxy statement when it is filed with the SEC. Information regarding Lemonade’s directors and executive officers is contained in Lemonade’s definitive proxy statement, which was filed with the SEC on April 30, 2021, and Lemonade’s Current Report on Form 8-K, filed with the SEC on July 26, 2021. Information regarding Metromile’s directors and executive officers is contained in Metromile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 which is filed with the SEC, and Metromile’s Current Report on Form 8-K, filed with the SEC on April 22, 2021, August 3, 2021 and October 13, 2021. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Lemonade’s security holders generally, by reading the prospectus/proxy statement and other relevant documents regarding the transaction, which will be filed with the SEC. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Investor Relations at Lemonade or Metromile as described above.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the proposed transaction, Lemonade will file a registration statement on Form S-4 that will include a proxy statement of Metromile and will also constitute a prospectus of Lemonade. INVESTORS AND SECURITY HOLDERS OF LEMONADE AND METROMILE ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibits shall be deemed to be furnished.

Exhibit No.	Description
99.1	Letter to Shareholders, dated November 8, 2021
99.2	Press Release, dated November 8, 2021
99.3	Investor Presentation, dated November 8, 2021
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: November 8, 2021	By:	/s/ Tim Bixby
Tim Bixby
Chief Financial Officer